EXHIBIT 99.2

U.S. Treasury No. 46

CERTIFICATION
Principal Financial Officer

I, J. Franklin Hall, certify, based on my knowledge, that:

(i)
The compensation committee of First Financial Bancorp has discussed, reviewed, and evaluated with senior risk officers at least every six months during the period beginning on the later of September 14, 2009, or ninety days after the closing date of the agreement between the TARP recipient and Treasury and ending with the last day of the TARP recipient’s fiscal year containing that date (the applicable period), senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to First Financial Bancorp;

(ii)
The compensation committee of First Financial Bancorp has identified and limited during the applicable period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of First Financial Bancorp, and during that same applicable period has identified any features in the employee compensation plans that pose risks to First Financial Bancorp and has limited those features to ensure that First Financial Bancorp is not unnecessarily exposed to risks;

(iii)
The compensation committee has reviewed at least every six months during the applicable period, the terms of each employee compensation plan and identified any features in the plan that could encourage the manipulation of reported earnings of First Financial Bancorp to enhance the compensation of an employee and has limited those features;

(iv)	The compensation committee of First Financial Bancorp will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v)
The compensation committee of First Financial Bancorp will provide a narrative description of how it limited during any part of the most recently completed fiscal year that included a TARP period the features in

A.	SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of First Financial Bancorp;

B.	Employee compensation plans that unnecessarily expose First Financial Bancorp to risks; and

C.	Employee compensation plans that could encourage the manipulation of reported earnings of First Financial Bancorp to enhance the compensation of an employee;

(vi)
First Financial Bancorp has required that bonus payments, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), of the SEOs and twenty next most highly compensated employees be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii)
First Financial Bancorp has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to an SEO or any of the next five most highly compensated employees during the applicable period;

(viii)
First Financial Bancorp has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during the applicable period;

(ix)
The board of directors of First Financial Bancorp has established an excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, by the later of September 14, 2009, or ninety days after the closing date of the agreement between the TARP recipient and Treasury; this policy has been provided to Treasury and its primary regulatory agency; First Financial Bancorp and its employees have complied with this policy during the applicable period; and any expenses that, pursuant to this policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility, were properly approved;

(x)
First Financial Bancorp will permit a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during the applicable period;

(xi)
First Financial Bancorp will disclose the amount, nature, and justification for the offering during the applicable period of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii)
First Financial Bancorp will disclose whether First Financial Bancorp, the board of directors of First Financial Bancorp, or the compensation committee of First Financial Bancorp has engaged during the applicable period, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii)
First Financial Bancorp has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the applicable period;

(xiv)
First Financial Bancorp has substantially complied with all other requirements related to employee compensation that are provided in the agreement between First Financial Bancorp and Treasury, including any amendments;

(xv)
First Financial Bancorp has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year and the most recently completed fiscal year, with the non-SEOs ranked in order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and

(xvi)	I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both.

Date: March 16, 2010	/s/ J. Franklin Hall
J. Franklin Hall Executive Vice President and Chief Financial Officer